Exhibit 99.1

Sovereign Specialty Chemicals Reports Operating Results for the Fourth Quarter of 2003

    CHICAGO--(BUSINESS WIRE)--Feb. 27, 2004--Sovereign Specialty Chemicals, Inc. announced today its operating results for the three months ended December 31, 2003. Net sales were $90.5 million compared to $84.4 million for the three months ended December 31, 2002. Operating income was $6.8 million in the fourth quarter of 2003 compared to $(0.8) million in the prior year. EBITDA (defined as operating income plus depreciation and amortization) on an as-reported basis was $9.5 million in the current quarter compared to $1.2 million in the three months ended December 31, 2002. The operating results for the three months ended December 31, 2003 and 2002 include the impact of costs not expected to occur in the future as detailed in the reconciliation contained in this release. As adjusted for these costs, operating income was $7.1 million for the fourth quarter of 2003 compared to $4.1 million for 2002, while EBITDA was $9.8 million for the fourth quarter of 2003 compared to $6.1 million in 2002. Similarly, for the year ended December 31, 2003, operating income adjusted for cost not expected to occur in the future, was $34.1 million compared to $31.1 million for 2002, and EBITDA for the year ended December 31, 2003 was $43.4 million compared to $40.2 million for 2002.
    In commenting on the results, Norman E. Wells, Jr., Sovereign's CEO stated: "Sovereign had a solid quarter amidst improving, yet still challenging market conditions. Our performance was highlighted by revenue growth in both segments when compared to last year's fourth quarter. This growth, coupled with the impact of our previously announced plant rationalizations and manufacturing improvement initiatives resulted in significantly higher operating income."
    The company will host a conference call on March 1, 2004 at 9:00 a.m. (Chicago time) to discuss these results. Details for the conference call are as follows:

    Dial-in: (913) 981-5519, code 224364

    Replay: (719) 457-0820, code 224364

    The replay will be available until March 8, 2004.


Income Statement Summary
-------------------------
(Dollars in Millions)
                                           Three months ended
                                               December 31
                                               (un-audited)
                                   -----------------------------------
                                        2003             2002
                                       ------           ------
Net sales                               90.5   100.0%   $84.4   100.0%
Cost of goods sold                      65.8    72.7%    63.0    74.6%
                                    --------- ------- -------- -------
Gross profit                            24.7    27.3%    21.4    25.4%
Selling, general and
 administrative expenses                17.9    19.7%    22.2    26.3%
                                    --------- ------- -------- -------
Operating income                         6.8     7.6%    (0.8)   -0.9%
Interest expense, net                   (6.3)    6.9%    (6.2)   -7.3%
                                    --------- ------- -------- -------
Income(loss) before income taxes
 and cumulative effect of change in
 accounting principle                    0.6     0.6%    (7.0)    6.4%
Income tax expense (benefit)             8.5     9.4%    (2.6)   -3.1%
                                    --------- ------- -------- -------
Income before cumulative effect of
 change in accounting principle         (7.9)   -8.8%    (4.4)    9.5%
Cumulative effect of change in
 accounting principle, net of
 income tax benefit                      ---     ---      ---     ---
                                    --------- ------- -------- -------
Net income (loss)                       (7.9)   -8.8%    (4.4)    9.5%
                                    =========         ========


                                               Year ended
                                               December 31
                                    ----------------------------------
                                        2003             2002
                                       ------           ------
Net sales                             $371.6   100.0%  $361.1   100.0%
Cost of goods sold                     268.4    72.2%   259.7    71.9%
                                    --------- ------- -------- -------
Gross profit                           103.2    27.8%   101.4    28.1%
Selling, general and
 administrative expenses                70.4    18.9%    76.0    21.0%
                                    --------- ------- -------- -------
Operating income                        32.8     8.8%    25.4     7.0%
Interest expense, net                  (25.4)    6.8%   (25.5)   -7.1%
                                    --------- ------- -------- -------
Income(loss) before income taxes
 and cumulative effect of change in
 accounting principle                    7.4     2.0%    (0.1)   14.1%
Income tax expense (benefit)            11.6     3.1%     0.3     0.1%
                                    --------- ------- -------- -------
Income before cumulative effect of
 change in accounting principle         (4.2)   -1.1%    (0.4)   14.0%
Cumulative effect of change in
 accounting principle, net of
 income tax benefit                      ---     ---    (17.1)    ---
                                    --------- ------- -------- -------
Net income (loss)                       (4.2)   -1.1%   (17.5)   14.0%
                                    =========         ========


Reconciliation From Net Income (Loss) to EBITDA, Adjusted EBITDA
----------------------------------------------------------------
(Dollars in Millions)                 Three months         Year
                                         ended             ended
                                      December 31       December 31
                                      (unaudited)       (unaudited)
                                    ----------------  ----------------
                                       2003    2002     2003     2002
                                    -------- -------  ------- --------
Net income (loss)                     ($7.9)  ($4.4)   ($4.2)  ($17.5)
Cumulative effect of change in
 accounting principle, net of
 income tax benefit                     ---     ---      ---     17.1
Income tax expense (benefit)            8.5    (2.6)    11.6      0.3
Interest expense                        6.3     6.2     25.4     25.5
                                    -------- -------  ------- --------
Operating income                       $6.8   ($0.8)   $32.8    $25.4
Depreciation and Amortization           2.7     2.0      9.3      9.1
                                    -------- -------  ------- --------
EBITDA                                 $9.5    $1.2    $42.1    $34.5
Costs not expected to
 occur in the future:
   Plant closure, reorganization
    and other                           0.3     4.9      1.3      5.7
                                    -------- -------  ------- --------
Adjusted EBITDA                        $9.8    $6.1    $43.4    $40.2
Adjusted EBITDA as a percentage of
 net sales                             10.8%    7.2%    11.7%    11.1%



Selected Balance Sheet and Cash Flow Information
-------------------------------------------------
(Dollars in Millions)
                              December 31,     Dec 31,   September 30,
                                  2003          2002         2002
                             -------------- ------------ -------------
                                                          (un-audited)
Cash and cash equivalents             $8.5        $14.1          $6.7
Receivables                           51.2         49.6          60.9
Inventories                           26.6         28.2          31.2
Payables                              31.3         31.6          37.9
Total debt                          $210.8       $223.8        $224.6




                                Three months ended       Year ended
                                    December 31          December 31
                                    (unaudited)
                              ---------------------- -----------------
                                    2003       2002     2003     2002
                              ----------- ---------- -------- --------
Depreciation and amortization       $2.7       $2.0     $9.3     $9.1
Capital expenditures                 1.4        2.2      8.2      6.6


    Sovereign Specialty Chemicals, Inc. is a leading developer and supplier of high-performance specialty adhesives, coatings and sealants serving two primary business segments: Commercial and Construction. Since 1996, Sovereign has grown rapidly - through the strategic acquisition of established niche leaders - to become the largest privately owned adhesives manufacturer in the United States and one of the largest adhesives manufacturers in the world, public or private. Headquartered in Chicago, Illinois, USA, Sovereign comprises approximately 900 employees working in over 20 manufacturing and sales facilities worldwide to support thousands of customers. In 2003, Sovereign's revenues were $371.6 million.
    Sovereign's controlling investor is AEA Investors Inc., one of the most experienced private equity investment firms in the world. AEA's group of investors includes a global network of important business leaders, family groups, endowment funds, and select institutions.
    The non-GAAP measures, EBITDA and adjusted EBITDA data is presented because management uses EBITDA as a performance metric and we understand that such data are used by investors and other stakeholders to assess the performance of our fundamental business activities, our ability to service our indebtedness, working capital needs and capital expenditures. Nevertheless, this measure should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, the EBITDA measure included in this press release may not be comparable to similarly titled measures reported by other companies.

    Any forward-looking statements made in this release involve potential risks and uncertainties and are based on management's beliefs, information currently available to management and a number of management assumptions concerning future events. Actual results may vary materially due to changes in sales volumes, raw material and energy costs, foreign currency exchange rates, global economic demand, selling prices, competitive pressures, and changes in technology. Additional factors that may cause our actual results to vary are detailed in Sovereign's filings with the SEC, including the Form 10-K for the year ended December 31, 2003 and exhibit 99.1 to that report.

    CONTACT: Sovereign Specialty Chemicals, Inc.
             Terry D. Smith, 312-223-7972